UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant  ☐

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☒   Definitive Proxy Statement

☐   Definitive Additional Materials

☐   Soliciting Material Pursuant to §240.14a-12

PARKERVISION, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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PARKERVISION, INC.

4446-1A Hendricks Avenue, Suite 354

Jacksonville, Florida 32207

___________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD OCTOBER 28, 2024

___________

Notice is hereby given that the 2024 annual meeting of shareholders (the “Annual Meeting”) of ParkerVision, Inc. (the “Company”, “we” or “our”), will be held October 28, 2024 at 11:00 a.m. Eastern Time. You may attend the Annual Meeting online at www.virtualshareholdermeeting.com/PRKR2024.

To participate in the Annual Meeting, you will need your 16-digit control number included with the notice of internet availability of proxy materials or proxy card. Instructions on how to attend and participate in the Annual Meeting online can be found at www.proxyvote.com or at www.virtualshareholdermeeting.com/PRKR2024. You will be able to vote your shares while attending the Annual Meeting by following the instructions on the website.

At the Annual Meeting, the Company's shareholders will vote on the following proposals:

1.	To elect one Class II director until the term of our Class II directors ends in 2027;
2.	To approve an amendment to the amended and restated articles of incorporation of the Company to increase the number of authorized shares of common stock;
3.	To ratify the selection of MSL, P.A. as the Company’s independent registered public accounting firm for the year ending December 31, 2024; and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The board of directors has fixed the close of business on September 3, 2024 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, and any adjournments thereof.

You are urged to read the attached proxy statement, which contains information relevant to the actions to be taken at the Annual Meeting. In order to ensure the presence of a quorum, whether or not you expect to attend the Annual Meeting online, please vote your shares by proxy as promptly as possible. You may revoke your proxy if you so desire at any time before it is voted.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on October 28, 2024: The Company’s proxy statement and annual report to security holders will be available on or about September 12, 2024 at https://www.proxyvote.com.

By Order of the Board of Directors

Cynthia French

Chief Financial Officer and Corporate Secretary

Jacksonville, Florida

September 12, 2024

PARKERVISION, INC.

___________

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 28, 2024

___________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement and the accompanying proxy materials are being furnished to our shareholders in connection with the solicitation of proxies by our board of directors (our “Board”) for use at our 2024 annual meeting of shareholders (the “Annual Meeting”) to be held Monday, October 28, 2024 at 11:00 a.m. Eastern Time for the following purposes:

1.	to elect one Class II director until the term of our Class II directors ends in 2027, and until their respective successors are duly elected and qualified;

2.	to approve an amendment to the amended and restated articles of incorporation of the Company to increase the number of authorized shares of common stock;

3.	to ratify the appointment of MSL, P.A. as the Company’s independent registered public accounting firm for the year ending December 31, 2024; and

4.	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Annual Meeting will be held via live webcast at www.virtualshareholdermeeting.com/PRKR2024 and will begin promptly at 11:00 a.m. Eastern Time.  We encourage you to access the Annual Meeting prior to the start time.  Online check-in will begin at 10:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures.  This proxy statement and the accompanying proxy materials will be sent or made available to shareholders on or about September 12, 2024.

Record Date and Voting Securities

Our Board has fixed the close of business on September 3, 2024 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.  As of September 3, 2024, we had issued and outstanding 89,673,211 shares of common stock, par value $.01 per share, our only class of voting securities outstanding.  Each of our shareholders is entitled to one vote for each share of common stock registered in his or her name on the record date.

Voting

There are several different methods shareholders can use to vote their shares:

1.

By Internet: You can submit a proxy over the internet to vote your shares by following the instructions provided either in the notice of internet availability of proxy materials or on the proxy card or voting instruction form you received if you requested a full set of the proxy materials by mail or email;

2.

By Telephone: If you requested a full set of proxy materials by mail or email, you can submit a proxy over the telephone by following the instructions provided on the proxy card or voting instruction form accompanying the proxy materials you received.  If you received a notice of internet availability of proxy materials only, you can submit a proxy over the telephone to vote your shares by following the instructions at the internet web address referred to in the notice;

3.

By Mail: If you requested and received a full set of the proxy materials by mail or email, you can submit a proxy by mail to vote your shares by completing, signing, and returning the proxy card or voting instruction form accompanying the proxy materials you received; or

4.

During the Annual Meeting: You may vote virtually via the internet during the Annual Meeting.  If you desire to vote during the meeting, please follow the instructions for attending and voting during the Annual Meeting posted at www.virtualshareholdermeeting.com/PRKR2024.

Shareholders of Record and Shareholders Who Hold Shares in “Street Name”

If your shares of common stock are registered in your name on the books and records of our transfer agent, you are the shareholder of record.  If your shares of common stock are held for you in the name of your broker, bank or other nominee, your shares are held in “street name.”

If you are a shareholder of record and you sign and return a proxy card without giving specific voting instructions or you indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.  If you hold your shares in “street name” through a bank, broker or other holder of record, please refer to the materials provided to you by your bank, broker or other holder of record for information on communicating your voting instructions.

If you hold your shares in street name, your bank, broker or other holder of record will not be permitted to vote on your behalf with respect to the election of our directors unless it receives voting instructions from you.  To ensure that your vote is counted, please (i) communicate your voting instructions to your broker, bank, or other holder of record before the Annual Meeting, (ii) obtain a legal proxy and vote online using the instructions posted on the internet, (iii) or obtain a legal proxy and arrange to vote online during the Annual Meeting using the instructions posted at www.virtualshareholdermeeting.com/PRKR2024.

Proxies and Revocation of Proxies

Your proxy is being solicited by our Board for use at the Annual Meeting.  By giving your proxy, you are appointing as your proxies the persons that have been designated by our Board. Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted in accordance with your instructions.  If no instructions are given, proxies given by a shareholder will be voted “FOR” the election of the director nominee, “FOR” approval of the amendment to the amended and restated articles of incorporation to increase the number of authorized shares of common stock, and “FOR” ratification of the appointment of MSL, P.A. as our independent registered public accounting firm.  With respect to any other proposal that properly comes before the Annual Meeting, the persons appointed as proxies will vote as recommended by our Board or, if no recommendation is given, in their own discretion, to the extent permitted by applicable laws and regulations.

Any proxy may be revoked by (i) submitting a written notice of revocation that is received by our Corporate Secretary at any time prior to the voting at the Annual Meeting, (ii) submitting a subsequent proxy prior to the voting at the Annual Meeting or (iii) attending the Annual Meeting virtually and voting online.  Attendance by a shareholder at the Annual Meeting does not alone serve to revoke his or her proxy. Shareholders may send written notice of revocation to the Corporate Secretary, ParkerVision, Inc., 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207.

Quorum and Required Vote

The presence, in person, including online attendance, or by proxy, of a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum at the meeting.  There were 89,673,211 shares of our common stock outstanding and entitled to vote on the Annual Meeting record date.  Therefore, a quorum will be present if 44,836,606 shares of our common stock are present in person or represented by executed proxies timely received by us at the Annual Meeting.  Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting.  A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by his or her proxy are not being voted (“shareholder withholding”) with respect to a particular matter. Similarly, a broker may not be permitted to vote stock held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (“broker non-vote”).  The shares subject to a proxy which are not being voted on a particular matter because of either shareholder withholding or a broker non-vote will not be considered shares present and entitled to vote on the matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum, unless the proxy indicates that the shares are not being voted on any matter at the Annual Meeting, in which case the shares will not be counted for purposes of determining the presence of a quorum.

Director Election. The directors will be elected by a plurality of the votes cast at the Annual Meeting.  “Plurality” means that the nominees who receive the highest number of votes in their favor will be elected as our directors.  Consequently, any shares not voted “FOR” a particular nominee, because of either shareholder withholding or broker non-vote, will not be counted in the nominee’s favor.  Shareholders do not have cumulative voting rights for directors.

Amendment to Increase the Number of Authorized Shares of Common Stock. The approval of the amendment to our amended and restated articles of incorporation to increase the number of authorized shares of common stock requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting.  Abstentions have the same effect as a vote against the proposal.  Brokerage firms have authority to vote customers’ shares on this proposal in the absence of instructions from the beneficial owner of the shares. To the extent any brokerage firms do not vote on this proposal, such broker non-votes will not have any effect on the outcome of this matter.

Ratification of the Appointment of MSL, P.A. as our Independent Registered Public Accounting Firm. The ratification of the appointment of MSL, P.A. as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting.  Abstentions have the same effect as a vote against the proposal.  Brokerage firms have authority to vote customers’ shares on this proposal in the absence of instructions from the beneficial owner of the shares.  To the extent any brokerage firms do not vote on this proposal, such broker non-votes will not have any effect on the outcome of this matter.

Other Matters. All other matters that may be brought before the shareholders must be approved by the affirmative vote of a majority of the votes present and entitled to vote at the Annual Meeting, unless the governing corporate law, our amended and restated articles of incorporation or our bylaws require otherwise.  Abstentions have the same effect as a vote against any such other matters.  Brokers are not entitled to vote on such other matters and, accordingly, broker non-votes will have no effect on the vote.

Appraisal Rights

No appraisal rights are available under Florida law, our amended and restated articles of incorporation or our bylaws if you dissent from or vote against any of the proposals to be presented at the Annual Meeting.

Solicitation of Proxies

Your proxy is being solicited by our Board for use at the Annual Meeting.  We have retained Advantage Proxy to act as a proxy solicitor in conjunction with the Annual Meeting.  We have agreed to pay Advantage Proxy a fee of $4,500, plus reasonable out-of-pocket expenses.  If you are a shareholder and have questions about the proposals including the procedures for voting your shares, please contact Advantage Proxy toll free at 1-877-870-8565 or by email at ksmith@advantageproxy.com.  Our officers and other employees, without additional remuneration, may also assist in the solicitation of proxies in the ordinary course of their employment. In addition to the use of the mail and the internet, solicitations may be made personally or by email or telephone, as well as by public announcement. We will bear the cost of this proxy solicitation. We may also request brokers, dealers, banks and their nominees to solicit proxies from their clients where appropriate and may reimburse them for reasonable expenses related thereto.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (“Annual Report”), which contains our audited financial statements, is being sent or made available to our shareholders along with this proxy statement.  We will provide to you exhibits to the Annual Report upon payment of a fee of $.25 per page, plus $5.00 postage and handling charge, if a request is sent in writing to the Corporate Secretary, ParkerVision, Inc., 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207.

PROPOSAL I: ELECTION OF DIRECTORS

General

Our Board is divided into three classes with only one class of directors typically being elected in each year and each class serving a three-year term.  The term of office of our Class II directors expires at this year’s Annual Meeting.  Our current Class II director is Lewis Titterton.  Our Board has nominated Mr. Titterton to serve as our Class II director until his term expires at the 2027 annual meeting.

Mr. Titterton has agreed to be named in this proxy statement and to serve as director if elected.  Unless otherwise specified by you when you give your proxy, the shares subject to your proxy will be voted “FOR” the election of the nominee.  In case the nominee becomes unavailable for election to the Board, an event which is not anticipated, the persons appointed as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting your shares for any other person(s) in accordance with their judgment.

Directors and Director Nominees

Name	Age	Position with the Company
Sanford M. Litvack	88	Class I Director, Audit Committee Member, Compensation Committee Member
Jeffrey L. Parker	68	Class I Director, Chairman of the Board and Chief Executive Officer
Paul A. Rosenbaum	81	Class III Director, Audit Committee Chair, Compensation Committee Member
Robert G. Sterne	72	Class III Director
Lewis H. Titterton	80	Class II Director, Audit Committee Member, Compensation Committee Chair

Sanford M. Litvack, Class I Director

Sanford “Sandy” Litvack was appointed to our Board and audit committee in October 2022 and was appointed to our compensation committee in April 2023.  Mr. Litvack is a partner with Chaffetz Lindsey LLP and has a broad corporate litigation background, handling a wide array of complex matters, including patent and other intellectual property issues. Litvack served as Assistant Attorney General in charge of the Antitrust Division of the Department of Justice and was selected by President George W. Bush to serve as a member of the Antitrust Modernization Commission. In addition to his courtroom experience, Mr. Litvack spent a decade at the Walt Disney Company holding various roles from general counsel to chief of corporate operations and vice chairman of the board of directors. He is also a former director of Hewlett Packard. From October 2022 through its acquisition in February 2024, Mr. Litvack served on the board of directors for L Catterton Asia Acquisition Corp., a special purpose acquisition company.  Mr. Litvack's corporate and legal background provides relevant insight into patent litigation  and other legal strategies as well as the operations of, and risks associated with, a publicly-held corporation.

Jeffrey L. Parker, Class I Director

Jeffrey Parker has been the chairman of our Board and our chief executive officer since our inception in August 1989 and was our president from April 1993 to June 1998.  From March 1983 to August 1989, Mr. Parker served as executive vice president for Parker Electronics, Inc., a joint venture partner with Carrier Corporation performing research, development, manufacturing, and sales and marketing for the heating, ventilation and air conditioning industry.  Mr. Parker is a named inventor on 31 U.S. patents. Among other qualifications, as chief executive officer, Mr. Parker has relevant insight into our operations, our industry, and related risks as well as experience bringing disruptive technologies to market.

Paul A. Rosenbaum, Class III Director

Paul A. Rosenbaum has been a director of ours since December 2016, a member of our audit committee since September 2018, and a member of our compensation committee since April 2023.  Mr. Rosenbaum has extensive experience as a director and executive officer for both public and private companies in a number of industries.  Since 1994, Mr. Rosenbaum has served as chief executive of SWR Corporation, a privately-held corporation that designs, sells, and markets specialty industrial chemicals.  Since 2009, Mr. Rosenbaum has been a member of the Providence St. Vincent Medical Foundation Council of Trustees, and previously served as president of the Council.  In addition, from September 2000 until June 2009, Mr. Rosenbaum served as chairman and chief executive officer of Rentrak Corporation (“Rentrak”), a Nasdaq publicly traded company that provides transactional media measurement and analytical services to the entertainment and media industry.  From June 2009 until July 2011, Mr. Rosenbaum served in a non-executive capacity as chairman of Rentrack.  From 2007 until 2016, Mr. Rosenbaum served on the Board of Commissioners for the Port of Portland, including as vice chairman from 2012 to 2016. In September 2017, Mr. Rosenbaum was appointed to the Board of Commissioners for the Oregon Liquor Control Commission and  served as chairman through Jan of 2023. Mr. Rosenbaum was chief partner in the Rosenbaum Law Center from 1978 to 2000 and served in the Michigan Legislature from 1972 to 1978, during which time he chaired the Michigan House Judiciary Committee, was legal counsel to the Speaker of the House of the state of Michigan and wrote and sponsored the Michigan Administrative Procedures Act.  Additionally, Mr. Rosenbaum served on the National Conference of Commissioners on Uniform State Laws, as vice chairman of the Criminal Justice and Consumer Affairs Committee of the National Conference of State Legislatures, and on a committee of the Michigan Supreme Court responsible for reviewing local court rules. Among other qualifications, Mr. Rosenbaum has extensive experience as a director and executive officer of a publicly held corporation and has relevant insights into operations and our litigation strategies.

Robert G. Sterne, Class III Director

Robert Sterne has been a director of ours since September 2006 and also served as a director of ours from February 2000 to June 2003.  Since 1978, Mr. Sterne has been a partner of the law firm of Sterne, Kessler, Goldstein & Fox PLLC, specializing in patent and other intellectual property law. Mr. Sterne provides legal services to us as one of our patent and intellectual property attorneys.  Mr. Sterne has co-authored numerous publications related to patent litigation strategies. He has received multiple awards for contributions to intellectual property law including Law 360’s 2016 Top 25 Icons of IP and the Financial Times 2015 Top 10 Legal Innovators in North America. Among other qualifications, Mr. Sterne has an in-depth knowledge of our intellectual property portfolio and patent strategies and is considered a leader in best practices and board responsibilities concerning intellectual property.

Lewis H. Titterton, Class II Director Nominee

Lewis Titterton was appointed to our Board in June 2023 and has been a member of our audit and compensation committees since November 2023.  He previously served on our Board, and was a member of our audit committee, from September 2018 to April 2019 when he resigned due to family medical reasons.  Mr. Titterton has served on the board of directors of Anixa Biosciences (“ANIX”), a Nasdaq biotech company, since July 2017, including as lead independent director since July 2018 and chairman of the board from 2012 to 2016.   His background is in high technology with an emphasis on health care and he was the chairman of the board of directors of NYMED, Inc., a diversified health services company, from 1989 until October 2018.  Mr. Titterton founded MedE America, Inc. in 1986 and was the chief executive officer of Management and Planning Services, Inc. from 1978 to 1986. He holds an MBA from the State University of New York at Albany, and a B.A. degree from Cornell University.  Mr. Titterton has extensive experience as an executive and director of a publicly held corporation and, with a background in biotech, has an in-depth understanding of the unique challenges that parallel those of an innovative technology company.

Voting Standard

The directors will be elected by a plurality of the votes cast at the Annual Meeting. “Plurality” means that the nominees who receive the highest number of votes in their favor will be elected as our directors.  Consequently, any shares not voted “FOR” a particular nominee, because of either shareholder withholding or broker non-vote, will not be counted in the nominee’s favor.  Shareholders do not have cumulative voting rights for directors.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE CLASS II DIRECTOR NOMINEE.

CORPORATE GOVERNANCE

We maintain corporate governance policies and practices that reflect what the Board believes are “best practices.”  A copy of our Corporate Governance Guidelines is available upon request to our Secretary or may be viewed or downloaded from our website at http://www.parkervision.com/investor-relations/corporate-governance/.

Leadership Structure

The decision as to who should serve as Chairman of the Board, who should serve as Chief Executive Officer, and whether those offices should be combined or separate, is the responsibility of our Board.  The members of our Board possess considerable experiences and unique knowledge of the challenges and opportunities we face and are in the best position to evaluate our needs and how best to organize the capabilities of the directors and senior officers to meet those needs.  Our Board does not believe that our size or the complexity of our operations warrant a separation of the Chairman of the Board and Chief Executive Officer functions.  Furthermore, our Board believes that combining the roles of Chief Executive Officer and Chairman of the Board promotes leadership and direction for the Board and for executive management, as well as allowing for a single, clear focus for the chain of command.

Accordingly, the Board believes that the most effective leadership structure for us at this time is for Mr. Parker to serve as both Chairman of the Board and Chief Executive Officer.  Mr. Parker is one of our founders and has been our Chairman of the Board and our Chief Executive Officer since our inception in August 1989.  The Board believes that he is uniquely qualified through his experience and expertise to be the person who generally sets the agenda for, and leads discussions of, issues relating to the implementation of our strategic plan.  Mr. Parker’s leadership, in both his Chairman of the Board and Chief Executive Officer roles, continues to ensure that we remain dedicated to and focused on both our short and long-term objectives.  While the Board does not have a lead independent director, the independent directors meet in executive session regularly without the presence of management.

Independence of Directors

Although our common stock is quoted on the OTCQB Venture Market (“OTCQB”), we continue to follow the rules of Nasdaq Stock Market (“Nasdaq”) in determining if a director is independent.  The Board also consults with our counsel to ensure that the Board’s determinations is consistent with the Nasdaq rules and all other relevant securities and other laws and regulations regarding independence of directors. The Board has affirmatively determined that each of Messrs. Litvack, Titterton, Rosenbaum, and Sterne are independent directors.

Risk Management and Board Oversight

The Board as a whole works with our management team to promote and cultivate a corporate environment that incorporates enterprise-wide risk management into strategy and operations.  Management periodically reports to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies.

Each committee of the Board is responsible for the evaluation of elements of risk management based on the committee’s expertise and applicable regulatory requirements.  In evaluating risk, the Board and its committees consider whether our management adequately identifies material risks in a timely manner and implements appropriately responsive risk management strategies throughout the organization.  The audit committee focuses on assessing and mitigating financial risk, including risk related to internal controls, and receives at least quarterly reports from management on identified risk areas. In setting compensation, the compensation committee strives to create incentives that encourage behavior consistent with our business strategy, without encouraging undue risk-taking. Each of the committees reports regularly to the Board as a whole as to their findings with respect to the risks they are charged with assessing.

Board Meetings and Committees

During the fiscal year ended December 31, 2023, our Board met 24 times and acted by unanimous consent seven times.  All of our directors attended 75% or more of the aggregate number of meetings of the Board and committees on which they served.  The directors are strongly encouraged to attend meetings of shareholders.  All except one of our directors attended our 2023 annual meeting of shareholders.

During the fiscal year ended December 31, 2023, the Board had two separately standing committees, the audit committee and the compensation committee which was formed in April 2023.  The committees are composed entirely of independent directors as determined in accordance with the rules of Nasdaq for directors generally, and where applicable, with the rules of Nasdaq for such committee. In addition, the committees each have a written charter, a copy of which is available free of charge at http://www.parkervision.com/investor-relations/corporate-governance/.

Audit Committee

Messrs. Rosenbaum and Litvack served on our audit committee during 2023 and Mr. Titterton also joined the audit committee in November 2023.  Mr. Rosenbaum serves as the chairperson of our audit committee.  During the fiscal year ended December 31, 2023, the audit committee met six times.  The functions of the audit committee include oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, and the performance, qualifications, and independence of our independent registered public accounting firm.  The audit committee also reviews and recommends to the Board whether or not to approve transactions between us and an officer, director, or other related party.  The purpose and responsibilities of our audit committee are set forth in full in the committee’s charter.  The report of the audit committee is included on page 21 of this proxy statement.

Audit Committee Financial Expert

The Board has determined that each of the audit committee members qualify as financial experts within the meaning of the rules and regulations of the Securities and Exchange Commission (“SEC”) and are independent as determined in accordance with the rules of Nasdaq for audit committee members.

Compensation Committee

From 2019 until April 2023, the Board did not have a separately standing compensation committee due to the small size of the Board.  Instead, each of our independent directors participated in the consideration of officer and director compensation.   The size of the Board was expanded from four to five directors in October 2022 and, accordingly, in April 2023, a separate compensation committee was formed, with Messrs. Sanford Litvack and Paul Rosenbaum serving as committee members.  Mr. Lewis Titterton was added as a third member to the compensation committee in November 2023.

The functions of the compensation committee (or the independent directors in lieu of a compensation committee) include oversight of the development, implementation, and effectiveness of our compensation philosophy, policies and strategies and oversight of the regulatory compliance and reporting requirements with respect to compensation and related matters. Our compensation committee has overall responsibility for evaluating and approving our executive officer incentive compensation, benefit, severance, equity-based and other compensation plans, policies and programs.  When applicable, the compensation committee also is responsible for discussing and reviewing with management the compensation discussion and analysis that we include in our filings with the SEC. The purpose and responsibilities of our compensation committee are set forth in full in the committee’s charter included on our website at www.parkervision.com.

Compensation Committee Policies and Procedures

The compensation committee typically reviews the elements of compensation for our executive officers annually and, subject to any existing employment agreements, sets each element of compensation for the Chief Executive Officer and the other executive officers, including annual base salary, annual incentive bonus, equity compensation.  The compensation committee also makes recommendations to the Board with respect to compensation plans, policies and programs, administers our equity incentive plans and executive officers’ performance bonus plans, and prepares the compensation committee report for our annual proxy statement.

Our Chief Executive Officer occasionally attends the compensation committee’s meetings, at the request of the compensation committee.  To assist the compensation committee in making its compensation determinations, our Chief Executive Officer evaluates the performance of the other executive officers and key employees and makes recommendations regarding their compensation to the committee for its consideration and determination. In addition, the Chief Executive Officer and Chief Financial Officer make recommendations to the committee with regard to overall pay strategy including program designs, annual incentive plan design, and long-term incentive plan design for all employees. Executive officers do not determine any element or component of their own pay package or total compensation amount. The Chief Executive Officer is not present for any discussions of his own compensation.

The compensation committee retains sole authority to engage compensation consultants including determining the nature and scope of services, approving the amount of compensation for those services, and receiving the analyses resulting from those services.   The compensation committee assesses the independence of any consultants pursuant to SEC and Nasdaq rules.  Although our compensation committee has, from time to time, engaged a compensation consultant to assist in various compensation matters, no consultants were engaged in 2023.

Director Nomination Process

The Board does not have a separate nominating committee. Instead, each of our independent directors participates in the consideration of director nominees.  The Board determined that, due to the small size of the Board, full participation of the independent directors in consideration of director nominees is appropriate.  All of our directors, with the exception of Mr. Parker, are independent.

The Board considers for nomination as directors those persons identified by its members, management, shareholders, potential investors, investment bankers and others with the objective of having a Board with diverse perspectives and skills.  The committee does not distinguish among nominees recommended by shareholders and other persons.  Each individual is evaluated in the context of the Board as a whole, with the objective of recommending a group of people that can best implement our business plan, perpetuate our business, and represent shareholder interests.

The Board is responsible for assessing the appropriate balance of skills and characteristics required of Board members.  Nominees for director are selected on the basis of, among other things, experience, integrity, ability to make independent analytical inquiries, understanding of our business environment and willingness and ability to devote adequate time to Board duties.  Nominees for director are assessed based on the needs of the Board at that point in time and with an objective of ensuring diversity in background, experience, and viewpoints of Board members.  Though the committee does not have specific guidelines on diversity, it is one of many criteria considered by the Board when evaluating candidates.

Shareholders and others wishing to suggest candidates to the nominating committee for consideration as directors must submit written notice to the Corporate Secretary, ParkerVision, Inc., 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207, who will provide it to the Board.  We also have a method by which shareholders may nominate persons as directors, which is described in the section “Shareholder Proposals and Nominations” on page 26 of this proxy statement.  We did not receive any recommendations or nominations from shareholders for this Annual Meeting.

Code of Ethics

The Board has adopted a code of ethics that is designed to deter wrongdoing and to promote ethical conduct and full, fair, accurate, timely and understandable reports that we file or submit to the SEC and others.  A copy of the code of ethics may be found on our website at http://www.parkervision.com/investor-relations/corporate-governance/.

Shareholder Communications

Shareholders may contact the Board or individual members of the Board by writing to them in care of the Corporate Secretary, ParkerVision, Inc., 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207.  The Corporate Secretary will forward all correspondence received to the Board or the applicable director from time to time.  This procedure was approved by our independent directors.

Prohibition on Short Sales and Hedging

The Company prohibits directors, officers, employees, and consultants of the Company and its subsidiaries from entering into transactions involving short sales, hedging, or other monetization transactions that have the effect of permitting such persons to continue to own our securities without bearing the full risks and rewards of such ownership.

Compensation of Outside Directors

The Board compensation program consists exclusively of equity-based compensation, generally awarded annually, in the form of nonqualified stock options, RSUs, or a combination thereof.  Unvested director equity compensation awards are forfeited upon a director's termination of service for any reason.  Nonqualified stock options generally expire five to seven years from grant date.

In January 2023, the Board formalized its non-employee director compensation program whereby (i) non-employee directors will continue to solely receive share-based compensation for board and committee service, (ii) share-based compensation will be awarded annually on or about the first month of each year, (iii) the grant-date fair value of non-employee director awards for annual board service shall not exceed $80,000 for board service plus $20,000 additional for serving on the audit committee, (iv) the awards shall vest over four equal quarters and expire no more than seven years after grant date, and (v) any unvested awards shall be forfeited upon a director's termination of service for any reason.

In connection with the non-employee director program, on January 16, 2023, each of our non-employee directors was awarded 250,000 nonqualified stock options and each of our audit committee members was awarded an additional 50,000 nonqualified stock options at an exercise price of $0.30 per share.  These options vest over four equal quarterly increments commencing April 16, 2023, and expire on January 16, 2028.  On February 1, 2024, each of our non-employee directors was awarded 275,000 nonqualified stock options with no additional compensation for committee membership.  The options have an exercise price of $0.20 per share, vest over four equal quarterly increments commencing May 1, 2024, and expire on February 1, 2029.  In November 2023, following his appointment to the Board, Mr. Titterton was awarded 600,000 nonqualified stock options at an exercise price of $0.177 per share.  These options vest over eight quarterly increments commencing February 18, 2024 and expiring November 18, 2028.

We reimburse our non-employee directors for their reasonable expenses incurred in attending meetings where applicable and we encourage participation in relevant educational programs for which we reimburse all or a portion of the costs incurred for these purposes.  Directors who are also our employees are not compensated for serving on our Board.  Information regarding compensation otherwise received by our directors who are also named executive officers is provided under “Executive Compensation.”

The following table summarizes the compensation of our non-employee directors for the year ended December 31, 2023.

Name	Stock Awards($)	Option Awards($) [1]	Total ($)
(a)	(b)	(c)	(d)
Sanford Litvack [2]	$-	$83,339	$83,339
Frank Newman [3]	-	83,339	83,339
Paul Rosenbaum [4]	-	83,339	83,339
Robert Sterne [5]	-	69,450	69,450
Lewis Titterton [6]	-	97,513	97,513

1

The amounts represented in columns (b) and (c) represent the full grant date fair value of share-based awards in accordance with ASC 718.  Refer to Note 15 of the consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the assumptions made in the valuation of stock awards.

2	At December 31, 2023, Mr. Litvack had an aggregate of 900,000 nonqualified stock options outstanding, of which 525,000 were exercisable.
3

At December 31, 2023, Mr. Mr. Newman had an aggregate of 1,679,000 nonqualified stock options outstanding, all of which were exercisable. Mr. Newman forfeited 225,000 nonqualified stock options upon his resignation from the Board in 2023.

4	At December 31, 2022, Mr. Rosenbaum had 2,055,000 nonqualified stock options outstanding, of which 1,980,000 were exercisable.
5	At December 31, 2022, Mr. Sterne had 2,151,735 nonqualified stock options outstanding, of which 2,089,235 were exercisable.
6	At December 31, 2023, Mr. Titterton had 662,500 nonqualified stock options outstanding, of which 62,500 were exercisable.

EXECUTIVE COMPENSATION

Executive Officers

Name	Age	Position with the Company
Jeffrey Parker	68	Chairman of the Board and Chief Executive Officer (“CEO”)
Cynthia French	57	Chief Financial Officer and Corporate Secretary (“CFO”)

Jeffrey Parker has served as our chairman and chief executive officer since our inception in August 1989 and was our president from April 1993 to June 1998. Refer to Mr. Parker’s biography set forth above in the section entitled “Proposal I – Election of Directors.”

Cynthia French has been our chief financial officer since June 2004 and our corporate secretary since August 2007.  From March 1994 to June 2004, Ms. French was our controller and our chief accounting officer.  Ms. French has been a certified public accountant in the state of Florida since 1989.

Summary Compensation Table

The following table summarizes the total compensation of each of our “named executive officers” as defined in Item 402(m) of Regulation S-K (the “Executives”) for the fiscal years ended December 31, 2023 and 2022.  Given the complexity of disclosure requirements concerning executive compensation, and in particular with respect to the standards of financial accounting and reporting related to equity compensation, there is a difference between the compensation that is reported in this table versus that which is actually paid to and received by the Executives.  The amounts in the Summary Compensation Table that reflect the full grant date fair value of an equity award, do not necessarily correspond to the actual value that has been realized or will be realized in the future with respect to these awards.

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other ($)		Total ($)
Jeffrey Parker, CEO	2023	$260,000	$111,000	$60,020	$-	$24,000	[2]	$455,020
	2022	260,000	-	-	-	24,000	[2]	284,000
Cynthia French, CFO	2023	180,000	45,000	-	-	-		225,000
	2022	180,000	20,000	30,000	-	-		230,000

1

The amounts represented in columns (e) and (f) represent the full grant date fair value of equity awards in accordance with ASC 718.  Refer to Note 15 to the consolidated financial statements for the year ended December 31, 2023, included in Item 8 of our Annual Report on Form 10-K for the assumptions made in the valuation of equity awards.

2	Represents an automobile allowance in the amount of $24,000, paid biweekly.

In July 2022, the Board approved a performance bonus for Ms. French that included $20,000 cash and 166,390 immediately vested shares of our common stock in consideration for the substantial savings in outside professional fees Ms. French has enabled by bringing significant activities in-house. In January 2023, the Board approved a performance bonus for Mr. Parker that included $40,000 cash and 200,000 immediately vested shares of our common stock in consideration for Mr. Parker's continued contribution to the Company and the continuation of his voluntary reduction in base salary of $60,000 annually since July 2018.

In July 2023, the compensation committee of the Board approved cash bonuses for Mr. Parker and Ms. French of $71,000 and $45,000, respectively.  The bonuses were awarded in consideration of, among other things, each of their contributions to the Company's successful intellectual property protection and monetization program and their continuation of approximately 20% voluntary base salary reductions since 2018.

We do not have employment agreements with any of our Executives.  We have non-compete arrangements in place with all of our employees, including our Executives, that impose post-termination restrictions on (i) employment or consultation with competing companies or customers, (ii) recruiting or hiring employees for a competing company, and (iii) soliciting or accepting business from our customers.  We had a tax-qualified defined contribution 401(k) plan for all of our employees, including our Executives, through June 30, 2023 when it was terminated due to lack of participation.  We did not make any employer contributions to the 401(k) plan in 2023 or 2022.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes information concerning the outstanding equity awards, including unexercised options, unvested stock and equity incentive awards, as of December 31, 2023, for each of our Executives:

	Option Awards
	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Option Exercise Price ($)	Option Expiration Date
Name	(a)		(b)	(c)	(d)
Jeffrey Parker	20,000	1	-	1.98	8/15/2024
	2,660,000	[2,5]	-	0.17	8/7/2026
	8,000,000	3	-	0.54	1/11/2026
Cynthia French	20,000	1	-	1.98	8/15/2024
	870,550	2	-	0.17	8/7/2026
	150,000	4	-	0.33	2/9/2027
	1,000,000	3	-	0.54	1/11/2026

1	Options vested over four equal quarterly periods from August 31, 2017 to May 31, 2018.
2	Options vested over eight equal quarterly periods from September 1, 2019 to June 1, 2021.
3	Options vested over eight equal quarterly periods from March 31, 2021 to December 31, 2022.
4	Options vested 50% on grant date and the remaining 50% over four equal quarterly periods from May 9, 2020 to May 9, 2021.
5	Number of securities underlying exercisable options is net of 3.3 million share options gifted for no consideration by Mr. Parker in January 2021.

Potential Payouts Upon Termination or Change in Control

Our standard equity compensation award agreements provide for acceleration of unvested equity awards under certain conditions.   Upon the death or disability of an Executive, 50% of any unvested portion of an outstanding equity award shall immediately vest and become exercisable.  Upon a change in control of the Company, without authorization or approval of our Board, 100% of unvested awards shall immediately vest and become exercisable.

PAY VERSUS PERFORMANCE

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of Regulation S-K, we provide the following disclosure, as it applies to smaller reporting companies, regarding executive compensation for our principal executive officer ("PEO") and Non-PEO named executive officers ("Non-PEO NEOs") and Company performance for the fiscal years ended December 31, 2023, 2022 and 2021.  The Board did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

In determining the "compensation actually paid" ("CAP") to our PEO and Non-PEO NEOs, we are required to make various adjustments to amounts that have previously been reported in the Summary Compensation Table ("SCT") in previous years, as the SEC's valuation methods for this section differ from those required in the SCT.  The table below summarizes compensation values both previously reported in our SCT, as well as the adjusted values required in this section for the fiscal years ended December 31, 2023, 2022 and 2021.  Given the complexity with respect to the standards of financial accounting and reporting related to equity compensation, the adjustments related to the fair value of equity awards in the calculation of CAP do not necessarily correspond to the actual value that has been realized or will be realized in the future with respect to these awards.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid for PEO (2)	Average Summary Compensation Table Total for Non-PEO NEO (1)	Average Compensation Actually Paid to Non-PEO NEO (2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (3)	Net Income (Loss) in thousands
2023	$455,020	$455,020	$225,000	$225,000	$33.33	$9,515
2022	$284,000	$(2,389,000)	$230,000	$(104,000)	$49.92	$(9,813)
2021	$3,924,000	$9,037,000	$635,000	$1,341,000	$191.67	$(12,330)

1	The Company's PEO for each of the years presented was Jeffrey Parker. The Company's only Non-PEO NEO for each of the years presented was Cynthia French.
2	CAP is computed in accordance with Item 402(v) of Regulation S-K, but does not reflect the actual compensation earned by or paid to the PEO or Non-PEO NEO during the applicable year. This calculation determines the value of awards at the date they vest, but does not consider the impact of changes in the value of those outstanding vested awards from year to year. The "Adjustments to Determine Compensation Actually Paid" table below reflects the exclusions and inclusions of certain equity values for the PEO and Non-PEO NEO calculated in accordance with ASC 718.
3	Assumes a $100 fixed investment as of year-end 2020 and continuing through year-end 2021, 2022 and 2023, respectively.

Adjustments to Determine Compensation Actually Paid to PEO and NEOs

	2023		2022		2021
	PEO	Average Non- PEO NEO	PEO	Average Non- PEO NEO	PEO	Average Non- PEO NEO

Summary Compensation Table (SCT) Totals for PEO and Non-PEO NEOs	$455,020	$225,000	$284,000	$230,000	$3,924,000	$635,000
Add (Subtract)
Fair value of equity awards granted during the year from the SCT	(60,020)	-	-	(30,000)	(3,640,000)	(455,000)
Year-End fair value of unvested equity awards granted in year	-	-	-	-	3,144,000	393,000
Fair value of equity awards vested and granted during the year	60,020	-	-	30,000	4,268,000	534,000
Change in fair value of unvested awards granted in prior years	-	-	-	-	1,341,000	234,000
Change in fair value of vested awards granted in prior years	-	-	(2,673,000)	(334,000)	-	-
Total adjustments	-	-	(2,673,000)	(334,000)	5,113,000	706,000
Compensation Actually Paid	$455,020	$225,000	$(2,389,000)	$(104,000)	$9,037,000	$1,341,000

Description of Relationship Between CAP and Performance Measures

The following graphs further illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above.

PROPOSAL II:  APPROVAL OF AN AMENDMENT TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

On July 31, 2024, the Board unanimously adopted a resolution proposing to amend our amended and restated articles of incorporation to increase the number of authorized shares of common stock, $0.01 par value, from 175,000,000 shares to 225,000,000 shares, and recommending the proposed amendment (the “Amendment”) to our shareholders for approval. The form of Amendment is attached as Annex A to this proxy statement.

As of September 3, 2024, the record date for the Annual Meeting, 89,673,211 shares of our common stock were issued and outstanding. In addition, as of such date, 37,206,190 shares of common stock were subject to outstanding options and warrants, 36,467 shares of common stock were reserved for issuance under our equity compensation plans and 38,300,571 shares were reserved for issuance upon conversion of, and payment of interest-in-kind on outstanding convertible promissory notes. Our amended and restated articles of incorporation also authorize us to issue 15,000,000 shares of preferred stock, $1.00 par value, none of which were issued and outstanding as of the record date.

Reasons for Approval

The Board believes approval of the Amendment is in the best interests of the Company and its shareholders. The authorization of additional shares of common stock will allow us to retain flexibility to respond to future business needs and opportunities and to provide compensation to our board and key employees. For example, the additional shares may be used for financing our business, for acquiring other businesses, for forming strategic partnerships and alliances or for the retention or compensation of key employees, including executives and the board.

Effect of Approval

If the Amendment is approved, the Board will be authorized to issue the additional shares of common stock for which authorization is sought, in its discretion, without further approval of the shareholders, and the Board does not intend to seek shareholder approval prior to any issuance of the shares of common stock, unless shareholder approval is required by applicable law. Although we review from time to time various transactions that could result in the issuance of common stock, we have no current plan, agreement, commitment, understanding or arrangement to issue additional shares of our common stock, except issuances of common stock upon the exercise of our outstanding options and warrants, and issuances of common stock upon conversion of, and for payment of interest-in-kind on our outstanding convertible promissory notes.

The additional shares of common stock for which authorization is sought would be identical to the shares of common stock we are presently authorized to issue. Holders of our common stock do not have preemptive rights to subscribe to additional securities which may be issued by us. The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of our common stock voted in an election of directors can elect all of our directors. The holders of our common stock are entitled to receive dividends when, as, and if declared by the Board out of funds legally available therefor. We have never paid dividends on our shares of common stock. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining available for distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. There are no redemption or sinking fund provisions applicable to the common stock.

The issuance of additional shares of common stock for which authorization is sought may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of our capital stock. It may also adversely affect the market price of the common stock. However, if the issuance of additional shares of common stock allows us to pursue our business plan and grow our business, the market price of our common stock may increase.

While not intended as an anti-takeover provision, the additional shares of common stock for which authorization is sought could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, without further shareholder approval, the Board could strategically sell shares of common stock to purchasers who would oppose a takeover or favor the current Board. Although the Amendment has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), approval of the proposal could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices. Our Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and the Amendment is not being presented with the intent that it be utilized as a type of anti-takeover device or to secure management’s positions within the Company.

Voting Standard

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the Amendment. Abstentions from voting are not counted as “votes cast” and therefore have no effect on Proposal II.  Brokerage firms have authority to vote customers’ shares on this proposal in the absence of instructions from the beneficial owner of the shares. To the extent any brokerage firms do not vote on this proposal, such broker non-votes will have no effect on the outcome of the proposal.  Neither Florida law, nor our amended and restated articles of incorporation, nor our bylaws provides for appraisal or other similar rights for dissenting shareholders in connection with the Amendment. Accordingly, shareholders will have no right to dissent and obtain payment for their shares.

If Proposal II is approved, the Amendment will be filed with Department of State of the State of Florida promptly after the Annual Meeting and will be effective on the date of filing.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

AUDIT COMMITTEE REPORT

Pursuant to the charter of the audit committee, the audit committee’s responsibilities include, among other things:

●	annually reviewing and reassessing the adequacy of the audit committee’s formal charter;
●

reviewing and discussing our annual audited financial statements, our interim financial statements, and the adequacy of our internal controls and procedures with our management and our independent registered public accounting firm;

●	reviewing the quality of our accounting principles, including significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
●	appointing the independent registered public accounting firm, which firm will report directly to the audit committee;
●	reviewing the independence of the independent registered public accounting firm; and
●	reviewing and approving all related party transactions on an ongoing basis.

The audit committee also pre-approves the services to be provided by our independent registered public accounting firm.  During the year ended December 31, 2023, the committee reviewed in advance the scope of the annual audit and non-audit services to be performed by the independent registered public accounting firm and the independent registered public accounting firm’s audit and non-audit fees and approved them.

The audit committee reviewed and discussed our audited financial statements for 2023 with management, as well as with our independent registered public accounting firm.  During 2023 and thereafter, the audit committee met privately at regularly scheduled meetings and held discussions with management, including the chief financial officer and our independent registered public accounting firm. Management represented to the audit committee that our financial statements were prepared in accordance with generally accepted accounting principles.  The audit committee also discussed and reviewed with management and the independent registered public accounting firm the internal controls and procedures of the audit functions and the objectivity of the process of reporting on the financial statements.  The committee discussed with management financial risk exposures relating to our company and the processes in place to monitor and control the resulting exposure, if any.

The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”), as well as various accounting issues relating to presentation of certain items in our financial statements and compliance with Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”).  The committee received the written disclosures and letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the committee concerning independence, and the committee discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon the review and discussions referred to above, and in reliance on the report of our independent registered public accounting firm, the audit committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10‑K for the year ended December 31, 2023 for filing with the SEC. The audit committee also recommended to the Board the appointment of MSL as the independent registered public accounting firm for the year ending December 31, 2024.

Submitted by the Audit Committee:

Paul A. Rosenbaum, Chair

PROPOSAL III: RATIFICATION OF THE SELECTION OF MSL, P.A. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed MSL, P.A. as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2024. The Board recommends ratification of the audit committee’s selection of MSL.  At the Annual Meeting, shareholders will consider and vote on the ratification of the engagement of MSL for the year ending December 31, 2024.  A representative of MSL is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement, if deemed appropriate.

Principal Accountant Fees and Services

The firm, MSL, P.A. ("MSL") acts as our principal accountants.  The following table sets forth all fees incurred in connection with professional services rendered to us by MSL during each of the last two fiscal years.

Fee Type	2023	2022
Audit Fees	$171,000	$189,000
Audit-Related Fees	-	-
Tax Fees	-	-
Other Fees	-	-
Total Fees	$171,000	$189,000

Audit Fees.   This category consists of the annual audit of our annual financial statements and the review of interim financial statements included in the quarterly reports.

Pre-Approval Policies and Procedures.  All the services discussed above were approved by our audit committee.  The audit committee pre-approves the services to be provided by our principal accountants, including the scope of the annual audit and non-audit services to be performed by the principal accountants and the principal accountants’ audit and non-audit fees.

Vote Required

The selection of MSL as our independent registered public accounting firm is not required to be submitted to a vote of our shareholders for ratification; however, we are submitting the selection to our shareholders for ratification as a matter of good corporate practice and in order to provide a method by which shareholders may communicate their opinion to the audit committee.  The Sarbanes-Oxley Act of 2002 requires that the audit committee be directly responsible for the appointment, compensation, and oversight of our independent registered public accounting firm. While the audit committee is not required to take any action as a result of the outcome of the vote on this proposal, if our shareholders do not ratify the appointment, the audit committee will reconsider whether to retain MSL and may retain that firm or another firm without re-submitting the matter to our shareholders. Even if our shareholders ratify the appointment, the audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our shareholders.

The affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting is required to ratify the selection of MSL as our independent registered public accounting firm. Abstentions from voting have the same effect as a vote against Proposal II. Brokerage firms have authority to vote customers’ shares on this proposal in the absence of instructions from the beneficial owner of the shares. To the extent any brokerage firms do not vote on this proposal, such broker non-votes will not have any effect on the outcome of this proposal.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE SELECTION OF MSL, P.A. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Holders

The following table sets forth certain information as of August 30, 2024 with respect to the stock ownership of (i) those persons or groups who beneficially own more than 5% of our common stock, (ii) each of our directors and director nominees, (iii) each of our executive officers, and (iv) all of our directors, director nominees and executive officers as a group (based upon information furnished by those persons).  As of August 30, 2024, 89,673,211 shares of our common stock were issued and outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class1
>5% HOLDERS (EXCLUDING EXECUTIVE OFFICERS AND DIRECTORS)
GEM Partners, LP	9,279,676	2	9.99%
Thomas Staz Revocable Trust	4,670,262	3	5.21%

EXECUTIVE OFFICERS AND DIRECTORS
Jeffrey Parker 11	11,170,583	4	11.13%
Cynthia French 11	2,212,133	5	2.41%
Sanford Litvack 11	1,316,460	6	1.45%
Paul Rosenbaum 11	3,969,136	7	4.27%
Robert Sterne 11	2,240,765	8	2.44%
Lewis Titterton 11	4,608,124	9	4.99%
All directors and executive officers as a group (6 persons)	25,517,201	10	22.84%

[1]

Percentage is calculated based on all outstanding shares of common stock plus, for each person or group, any shares of common stock that the person or the group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. Unless otherwise indicated, each person or group has sole voting and dispositive power over all such shares of common stock.

[2]

GEM Investment Advisors, LLC (“GEM Advisors”) is the general partner of GEM Partners LP (“GEM”) and Flat Rock Partners LP (“FlatRock”). Daniel Lewis is the controlling person of GEM Advisors. GEM Advisors and Mr. Lewis have shared voting and dispositive power. Beneficial ownership includes (i) 6,600 shares held by Mr. Lewis, (ii) 24,100 shares held by Flat Rock, (iii) 6,006,597 shares held by GEM, and (iv) 3,242,379 shares underlying convertible notes held by GEM, but excludes 10,630,000 shares underlying convertible notes held by GEM that are not convertible within 60 days due to exercise limitations. The principal business address of GEM Advisors, FlatRock, and Mr. Lewis is 100 State Street, Suite 2B, Teaneck, NJ 07666. Information derived from a Schedule 13G/A filed by GEM Advisors on February 28, 2024, as adjusted for shares of common stock issued to GEM in April and July 2024 as payment of interest in kind on convertible notes.

[3]

Thomas Staz is the trustee of the Thomas Staz Revocable Trust ("Staz Trust"). The principal business address of the Staz Trust is 1221 Brickell Avenue, Suite 2660, Miami, Florida 33131. Beneficial ownership excludes 750,000 shares underlying convertible notes held by the Staz Trust due to exercise limitations.  Information derived from information statement provided by beneficial holder on August 3, 2022, as adjusted for shares of common stock issued from December 2022 through August 2024 as payment of interest in kind on convertible note.

[4]

Includes 10,660,000 shares of common stock issuable options exercisable within 60 days, 393,324 shares held by Mr. Parker directly, and 117,259 shares held by Jeffrey Parker and Deborah Parker Joint Tenants in Common, over which Mr. Parker has shared voting and dispositive power.

[5]	Includes 2,020,550 shares of common stock issuable upon options exercisable within 60 days.

[6]

Includes 192,308 shares of common stock issuable upon conversion of convertible notes and 1,037,500 shares of common stock issuable upon options exercisable within 60 days.  Excludes 137,500 shares of common stock issuable upon options that may become exercisable in the future.

[7]

Includes 1,169,231 shares of common stock issuable upon conversion of convertible notes and 2,192,500 shares of common stock issuable upon options exercisable within 60 days. Excludes 137,500 shares of common stock issuable upon options that may become exercisable in the future.

[8]	Includes 2,192,500 shares of common stock issuable upon options exercisable within 60 days and excludes 137,500 shares of common stock issuable upon options that may become exercisable in the future.

[9]	Includes 463,760 shares of common stock issuable upon options and warrants exercisable within 60 days and 2,143,077 shares of common stock issuable upon conversion of convertible notes. Excludes 512,500 shares of common stock issuable upon options that may become exercisable in the future and excludes 530,000 shares of common stock underlying convertible notes that are not convertible within 60 days due to exercise limitations.

[10]

Includes 18,566,810 shares of common stock issuable upon options and warrants exercisable within 60 days and 3,504,616 shares of common stock issuable upon conversion of convertible notes held by directors and officers and excludes 925,000 shares of common stock issuable upon options that may become exercisable in the future and 530,000 shares of common stock underlying convertible notes that are not convertible within 60 days due to exercise limitations (see notes 4, 5, 6, 7, 8 and 9 above).

[11]	The person’s address is 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and Nasdaq. Officers, directors and ten percent shareholders are charged by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms received by us and written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during the fiscal year ended December 31, 2023, our executive officers, directors and ten percent shareholders filed all reports required by Section 16(a) of the Exchange Act on a timely basis, except with respect to one report on Form 4 for Mr. Lewis Titterton filed on November 22, 2023 to report the award of 600,000 nonqualified share options on November 18, 2023, which was inadvertently filed one day late.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We paid approximately $52,000 and $7,000 in 2023 and 2022, respectively for patent-related legal services to SKGF, of which Robert Sterne is a partner.  In addition, we paid approximately $163,000 and $115,000 in 2023 and 2022, respectively, for principal and interest on an unsecured note payable to SKGF.  The note was issued in 2016 to convert outstanding unpaid legal fees to an unsecured promissory note.  The note has been amended multiple times to defer principal payments.  The note, as amended, allows for interest at 4% per annum, monthly installments of $12,500 per month beginning October 2022, with a final balloon payment due on April 30, 2027.  At December 31, 2023, the outstanding balance of the note, including unpaid interest is approximately $474,000.

In May 2022, we sold an aggregate of $100,000 in promissory notes, convertible into shares of our common stock at a fixed conversion price of $0.13 to Paul Rosenbaum, one of our directors since December 2016.  In September 2023, we repaid Mr. Rosenbaum $100,000 upon maturity of a convertible promissory note with a conversion price of $0.40 per share, and we sold Mr. Rosenbaum an additional $100,000 in promissory notes, convertible into shares of our common stock at an above-market fixed conversion price of $0.25. As of December 31, 2023, Mr. Rosenbaum holds $200,000 of our convertible promissory notes convertible into 1,169,231 shares of common stock. For the year ended December 31, 2023, we issued Mr. Rosenbaum an aggregate of 118,182 shares of our common stock, valued at $14,000, as payment of interest in kind on these convertible notes.

In January 2023, Sanford Litvack, one of our directors since October 2022, purchased 62,500 shares of our common stock at $0.16 per share in a private placement transaction.  In August 2022, we sold an aggregate of $25,000 in promissory notes, convertible into shares of our common stock at a fixed conversion price of $0.13 to Mr. Litvack.  For the year ended December 31, 2023, we issued Mr. Litvack an aggregate of 16,432 shares of our common stock, valued at $2,000, as payment of interest in kind on this convertible note.

In April 2023, we entered into a consulting services agreement with Lewis Titterton to provide short-term advisory services to our chief executive officer in connection with the restructuring of the Brickell funding agreements.  As consideration for services under the agreement, we issued 250,000 unregistered shares of our common stock valued at approximately $30,000 and a one-time cash payment of $10,500.  The consideration was recognized fully in the second quarter of 2023, prior to Mr. Titterton being appointed to the Board.  Between 2018 and 2022, Mr. Titterton purchased an aggregate of $425,000 in promissory notes, convertible into shares of common stock at various prices.  In September 2023, we repaid Mr. Titterton $100,000 upon maturity of a convertible promissory note with a conversion price of $0.40 per share. As of December 31, 2023, Mr. Titterton holds an aggregate of $325,000 in promissory notes, convertible into 2,673,077 shares of common stock.  For the year ended December 31, 2023, we issued Mr. Titterton an aggregate of 266,142 shares of our common stock, valued at $32,000, as payment of interest in kind on these convertible notes.

Review, Approval or Ratification of Transactions with Related Persons

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. In certain instances, the full Board may review and approve a transaction. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. We require each of our directors and executive officers to complete a questionnaire that elicits information about related party transactions.  These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, officer or employee.

SOLICITATION OF PROXIES

Your proxy is being solicited on behalf of our Board and we are bearing the cost of this solicitation.  In addition to the use of the mail and internet, proxies may be solicited personally or by email or telephone using the services of directors, officers, and regular employees at nominal costs.  Banks, brokerage firms, and other custodians, nominees, and fiduciaries will be reimbursed by us for expenses incurred in sending proxy materials to beneficial owners of our common stock.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2025 ANNUAL MEETING

Pursuant to the rules of the SEC, if a shareholder wishes to submit a proposal for possible inclusion in our 2025 proxy statement pursuant to Rule 14a-8 under the Exchange Act, we must receive it on or before May 15, 2025. All proposals submitted pursuant to Rule 14a-8 under the Exchange Act must comply with the SEC rules regarding eligibility for inclusion in our proxy statement.

Our by-laws contain provisions intended to promote the efficient functioning of our shareholder meetings.  Some of the provisions describe our right to determine the time, place and conduct of shareholder meetings and to require advance notice by mail or delivery to us of shareholder proposals or director nominations for shareholder meetings.  Under our by-laws, in order to properly bring business before a shareholder meeting or nominate a person for election as a director, a shareholder must provide us with written notice, at least 120 days prior to the first anniversary of the mailing of this proxy statement, of any such business the shareholder proposes for consideration, even if the shareholder does not intend to include such proposal in our proxy materials, or any such person the shareholder intends to nominate for election as a director. For the 2025 annual meeting of shareholders, this notice must be received by us no later than May 15, 2025. A notice of a shareholder proposal or nomination must include the information set forth in our bylaws.

To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide us with notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 29, 2025.

Shareholder proposals and nominations should be addressed to Corporate Secretary, ParkerVision, Inc., 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207.

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

We do not now intend to bring before the Annual Meeting any matters other than those specified in the Notice of the Annual Meeting, and we do not know of any business which persons other than the Board intend to present at the Annual Meeting.  Should any business requiring a vote of the shareholders, which is not specified in the notice, properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the shares represented by them in accordance with their best judgment.

OTHER SHAREHOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Our Board provides a process for shareholders and interested parties to send communications to the Board. Shareholders and interested parties may communicate with our Board, any committee chairperson, or the non-management directors as a group, by writing to the Board or committee chairperson in care of Corporate Secretary, ParkerVision, Inc., 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207.

Each communication will be forwarded, depending on the subject matter, to the Board, the appropriate committee chairperson, or all non-management directors.

INCORPORATION BY REFERENCE

This proxy statement incorporates by reference certain information included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including our audited financial statements, management’s discussion and analysis of financial condition and results of operations, and our quantitative and qualitative disclosures about market risk.  You may request a free copy of any or all of the information incorporated by reference into the proxy statement (other than exhibits not specifically incorporated by reference into the text of such documents).  Please direct any oral or written requests for such documents to Corporate Secretary, ParkerVision, Inc., 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207.

ANNEX A

ARTICLES OF AMENDMENT

TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

PARKERVISION, INC.

__________________________________

Pursuant to Section 607.1006 of the

Florida 1989 Business Corporation Law

__________________________________

FIRST:  The name of the Corporation is ParkerVision, Inc.

SECOND:  This amendment to the Amended and Restated Articles of Incorporation of the Corporation was approved and adopted, as prescribed by Section 607.1003 of the Florida 1989 Business Corporation Act, by the Board of Directors at a meeting held July 31, 2024 and by the holders of the common stock of the Corporation at a meeting held on October 28, 2024. The number of votes cast for the amendment by the shareholders was sufficient for approval. Only the holders of common stock were entitled to vote on the amendment.

THIRD:  This amendment is to be effective immediately upon filing.

FOURTH:  Article IV of the Amended and Restated Articles of Incorporation of the Corporation is further amended by deleting the first paragraph of Article IV, Section 4.1, and in its place substituting the following:

Section 4.1   Authorized Capital.  The number of shares of stock which this corporation is authorized to issue shall be 240,000,000 shares, of which 225,000,000 shares shall be voting Common Stock having a par value of $0.01 and 15,000,000 shares shall be Preferred Stock having a par value of $1.00 per share.

IN WITNESS WHEREOF, we have executed this amendment to the Articles of Incorporation, as amended, this [ꞏ]th day of [ꞏ], 2024.

PARKERVISION, INC

By:
Jeffrey L. Parker
Chief Executive Officer

By:
Cynthia French
Secretary